UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2026, Aldeyra Therapeutics, Inc. (“Aldeyra” or the “Company”) executed a lease agreement (the “Office Lease”) with Bradford Street, L.L.C. (“Bradford Street”) for approximately 4,067 square feet of office space located at 23 Bradford Street, Concord, Massachusetts (the “Premises”). The Office Lease commences on September 1, 2026 and the term with respect to the Premises shall be for a period ending on September 30, 2029. The Company intends to use the Premises as its corporate headquarters. The Office Lease provides for a monthly base rent of $12,201.00, increasing each year as indicated in the Office Lease (the “Base Rent”). In addition to the Base Rent, the Company is required to pay Bradford Street certain operating expenses, taxes, and other fees in accordance with the terms of the Office Lease. The Office Lease contains customary representations and covenants regarding occupancy, maintenance, and care of the Premises. The Company will post an initial security deposit in the amount of $50,000.00.

The foregoing description of the Office Lease does not purport to be complete and is qualified in its entirety by the full text of the Office Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement by and between Bradford Street, L.L.C. and Aldeyra Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady
Name:	Todd C. Brady M.D., Ph.D.
Title:	Chief Executive Officer

Dated July 30, 2026